As filed with the Securities and Exchange Commission on July 29, 2010

Registration No. 333-121711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEP Industries Inc.

(Exact name of Registrant as specified in its charter)

Delaware	22-1916107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Philips Avenue, South Hackensack, New Jersey 07606

(Address of principal executive offices)(Zip code)

2005 Employee Stock Purchase Plan

(Full title of the Plan)

Paul M. Feeney

Executive Vice President, Finance and Chief Financial Officer

AEP Industries Inc.

125 Philips Avenue

South Hackensack, New Jersey 07606

(Name and address of agent for service)

(201) 641-6600

(Telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

AEP Industries Inc., a Delaware corporation (the “Registrant”), filed a registration statement on Form S-8 (Registration No. 333-121711) on December 29, 2004 (the “Registration Statement”) with the Securities and Exchange Commission, which originally registered 250,000 shares of the Registrant’s common stock. Pursuant to the undertakings made by the Registrant in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters the 99,264 shares of the Registrant’s common stock that remain unsold pursuant to, and hereby terminates the effectiveness of, the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Hackensack, State of New Jersey, on the 29th day of July, 2010.

AEP Industries Inc.
(Registrant)

By:	/s/ J. BRENDAN BARBA
J. Brendan Barba
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature/Title	Date

/s/ J. BRENDAN BARBA	July 29, 2010
J. Brendan Barba
Chairman of the Board, Director, President and Chief Executive Officer (principal executive officer)

/s/ PAUL M. FEENEY	July 29, 2010
Paul M. Feeney
Executive Vice President, Finance, Chief Financial Officer and Director
(principal financial officer)

/s/ LINDA N. GUERRERA	July 29, 2010
Linda N. Guerrera
Vice President, Controller
(principal accounting officer)

/s/ *	July 29, 2010
Kenneth Avia
Director

/s/ ROBERT T. BELL	July 29, 2010
Robert T. Bell
Director

/s/ *	July 29, 2010
Richard E. Davis
Director

/S/ FRANK P. GALLAGHER	July 29, 2010
Frank P. Gallagher
Director

/s/ *	July 29, 2010
Paul E. Gelbard
Director

/s/ DANIEL D. KHOSHABA	July 29, 2010
Daniel D. Khoshaba
Director

/s/ *	July 29, 2010
Lawrence R. Noll
Director

/s/ *	July 29, 2010
Lee C. Stewart
Director

* By	/s/ J. BRENDAN BARBA
J. Brendan Barba
Attorney-in-fact

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